Exhibit 10.1

NATURAL HEALTH TRENDS CORP.

2026 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock of Natural Health Trends Corp., a Delaware corporation (the “Company”), through the granting of Incentive Stock Options, Nonstatutory Stock Options, Shares, Stock Units, and Stock Appreciation Rights.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to attract and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions

As used herein, the following definitions shall apply:

(a)        “Administrator” means the Committee, which shall administer the Plan in accordance with Section 4.

(b)        “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator, except solely with respect to the issuance of Incentive Stock Options, the term “Affiliate” shall be limited to any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Code Sections 424(e) and 424(f) respectively.

(c)        “Applicable Law” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, the Exchange Act, the Code, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.  Applicable Law shall include, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority, unless otherwise provided in the Plan or an Award Agreement.

(d)         “Award” means an Option or Stock Award granted in accordance with the terms of the Plan.

(e)          “Awardee” means an Employee, Officer, Director, contractor, consultant, or advisor of the Company or any Affiliate who has been granted an Award under the Plan.

(f)           “Award Agreement” means an Option Agreement or Stock Award Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award.  Each Award Agreement is subject to the terms and conditions of the Plan.

(g)          “Board” means the Board of Directors of the Company.

(h)       “Cause” means “cause” or words of similar import in the Participant’s written employment agreement with the Company, if any, and, in addition, shall include conduct, as determined by the Administrator, involving one or more of the following:

(i)        Gross misconduct or inadequate performance by the Participant which is injurious to the Company;

(ii)       Commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company;

(iii)     Unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any non-competition or non-solicitation covenant or assignment of inventions obligation with the Company;

(iv)      Commission of an act which constitutes unfair competition with the Company, or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company;

(v)       Indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations;

(vi)      Commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or

(vii)     Failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause.

For purposes of this definition, “Company” shall be deemed to include any Affiliate.

(i)          “Change in Control” means a transaction described in (i) or (ii) below:

(i)          With respect to any Award that is treated as providing for the “deferral of compensation” within the meaning of Treasury Regulation 1.409A-1(b), a Change in Control means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such events are defined in Treasury Regulation 1.409A-3(i)(5); and

(ii)          With respect to any Award not described in (i) above, a Change in Control means:

(A)        The acquisition by any individual, entity or group (a “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change in Control;

(B)      Individuals who, immediately following the May 7, 2026, annual meeting of stockholders, or any adjournment or postponement thereof, constitute the Board (the “Incumbent Directors”) cease for any reason (other than malfeasance) to constitute a majority of the members of the Board; provided that any individual who becomes a Director after such date whose election or nomination for election by the Company’s stockholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act)), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

(C)        The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, (ii) a complete liquidation or dissolution of the Company or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

For purposes of this Section 2(i), if any Person, or more than one Person acting as a group, is considered to effectively control the Company by virtue of their existing ownership (taking into account the constructive ownership rules of Code Section 318) of outstanding Company Common Stock or outstanding Company Voting Stock, the acquisition of additional control of the Company by the same Person or Persons shall not result in a Change in Control.

(j)           “Code” means the United States Internal Revenue Code of 1986, as amended.

(k)           “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board.

(l)           “Common Stock” means the common stock of the Company.

(m)         “Company” means Natural Health Trends Corp., a Delaware corporation, or its successor.

(n)          “Director” means a member of the Board.

(o)         “Employee” means a regular, active employee of the Company or any Affiliate, including an employee who is an Officer and/or Director.  Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Director, and (v) at the request of the Company or an Affiliate, an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(p)         “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(q)         “Fair Market Value” means, as provided under Treasury Regulation 1.409A-1(b)(5)(iv)(A), as of any date, either the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method determined by the Administrator using actual transactions in the Common Stock as reported by the New York Stock Exchange, Nasdaq, or such other principal national stock exchange on which the Common Stock is then traded.

(r)           “Good Reason” means the occurrence of any one or more of the following events:

(i)           Material breach by the Company of its obligations under this Plan;

(ii)        Material diminution in the Participant’s position or job duties, as set forth in the Participant’s written employment agreement with the Company or Affiliate, as applicable, or other written documentation; or

(iii)      Reduction in the Participant’s base salary, unless, with the agreement of the Company’s executive management, such reduction is part of a broad-based reduction for Employees and/or Officers of the Company.

A Good Reason shall not exist involving any of the above until the Company or Affiliate, as applicable, has first failed to cure such breach, diminution of position or job duties or reduction in base salary, as applicable, within thirty (30) days of having been given written notice of the same by the Participant.

(s)          “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to the Plan.

(t)          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(u)         “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)         “Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)        “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”).  Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(x)         “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(y)         “Plan” means the Natural Health Trends Corp. 2026 Equity Incentive Plan.

(z)          “Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

(aa)       “Stock Appreciation Right” means a right to receive cash and/or Shares of Common Stock based on a change in the Fair Market Value of a specific number of Shares of Common Stock granted under Section 11.

(bb)     “Stock Award” means an Award or issuance of Shares, Stock Appreciation Rights, Stock Units or other similar Awards made under Section 11, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(cc)       “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares.  Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(dd)       “Termination of Service” shall mean the termination of employment (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of an Employee by the Company and all Affiliates or the termination of service by a non-Employee Director as a member of the Board, a consultant, or an advisor.  A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service.  Furthermore, a Participant’s service with the Company and its Affiliates shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide, approved leave of absence; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s leave of absence is approved by the Administrator.  The Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor).  Subject to the foregoing, the Administrator, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

(ee)         “Total and Permanent Disability” or “Disability” shall have the meaning set forth in Treasury Regulation 1.409A-3(i)(4).

3.            Stock Subject to the Plan

(a)          Aggregate Limits.

(i)       Subject to the provisions of clauses (ii) through (iii) below and Section 13, after approval of the Plan by the stockholders at the May 7, 2026 annual meeting of stockholders, and any adjournment or postponement thereof, the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan shall be 1,100,000 shares.

(ii)         Shares that are subject to issuance pursuant to any Awards granted under the Plan that expire or are cancelled, terminated, or forfeited shall again be available for future grant of Awards under the Plan. If Shares are withheld or tendered as payment of the exercise price or for withholding tax liability in connection with an Award, however, the Shares withheld or tendered may not be reissued or otherwise treated as available for additional Awards under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased by the Company or an Affiliate in the open market, or authorized but unissued Shares.

(iii)       Conversion Awards (as hereinafter defined) shall not reduce the Shares authorized for issuance under the Plan or the applicable limitations on grants to a Participant under this Section 3(a), nor shall Shares subject to a Conversion Award be added to the Shares available for issuance under the Plan as provided above.  Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan (and Shares subject to such Awards shall not be added to the Shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(b)         Incentive Stock Option Limits. Subject to the provisions of Section 13, the maximum number of Shares reserved for issuance as Incentive Stock Options is 1,100,000 Shares.

(c)         Limit on Director Grants.  The maximum number of Shares that may be paid, issued or granted to any Director in the aggregate in any calendar year, when taken together with any cash fees paid to such Director, shall not exceed $500,000 (the value of which will be based on the grant date fair value of the Award determined in accordance with U.S. generally accepted accounting principles). Any Awards paid or provided to an individual for his or her services as an employee or consultant (other than as a Director), will not count for purposes of the limitation under this Section 4(c).

4.          Administration of the Plan

(a)         Administrative Procedures.  The Plan shall be administered by the Administrator in accordance with the following procedures.

(i)          Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act, Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(ii)         Other Administration.  The Board or the Administrator may delegate to an authorized Officer or Officers the power to approve Awards to persons eligible to receive Awards under the Plan who are not subject to Section 16 of the Exchange Act.

(iii)        Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan.  Such delegation may be revoked at any time.

(iv)      Reliance on Experts.  In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including professional advisors to the Company.  No Director, Officer or agent of the Company shall be liable for any such action or determination taken, made or omitted in good faith.

(v)       Exchange Rules.  In addition, the Plan will be administered in a manner that complies with the applicable listing requirements of the New York Stock Exchange, Nasdaq, or such other principal national stock exchange on which the Common Stock is then traded.

(b)         Powers of the Administrator.  Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion to:

(i)           Select the Awardees to whom Awards are to be granted hereunder;

(ii)          Determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

(iii)         Determine the type of Award to be granted to the selected Awardees;

(iv)         Approve forms of Award Agreements for use under the Plan;

(v)         Determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and that may be established at the time an Award is granted or thereafter;

(vi)         Correct administrative errors;

(vii)        Construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii)      Adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix)        Prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)       Modify or amend each Award, provided, however, that (A) the Administrator does not have the authority to modify or amend an Award to accelerate vesting for reasons other than death, Disability, or Change in Control, and (B) any such amendment is subject to Section 14 and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

(xi)        Allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld or to have the Company deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to the cash amount.  The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)     Authorize conversion or substitution under the Plan of any or all stock options, Stock Appreciation Rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”).  Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction.  Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii)      Authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)      Impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv)       Provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi)      Make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)          Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons, subject to Section 21(e) and (f).  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, when making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other Employee of the Company, and such attorneys, consultants and accountants as it may select.

5.           Eligibility

Awards may be granted to Employees, Officers, Directors, contractors, consultants, or advisors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of an Affiliate of the Company.

6.           Term of Plan

The Plan was approved by the Board on March 19, 2026, and shall become effective upon stockholder approval at the annual meeting of stockholders on May 7, 2026, or any adjournment or postponement thereof.  Unless terminated earlier under Section 14, the Plan shall continue for ten (10) years from the date of such stockholder approval.  When the Plan terminates, no further Awards shall be granted under the Plan thereafter, but such termination shall not affect any Award granted prior to the date of such termination.

7.           Term of Award

The term of each Award shall be determined by the Administrator and stated in the Award Agreement.  In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate shall have a term of no more than five (5) years from the Grant Date.

8.           Options

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)         Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, provided that such Option is subject to a vesting schedule of no less than one year, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

(b)          Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)          In the case of an Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided, however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

(ii)        Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c)       No Option Repricing.  Other than in connection with a change in the Company’s capitalization (as described in Section 13(a)), the exercise price of an Option may not be reduced without stockholder approval.

(d)         Vesting Period and Exercise Dates.  Options granted under the Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator.  The Administrator shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator.  Subject to Section 4(b)(x), at any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e)        Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option.  Acceptable forms of consideration may include:

(i)           Cash;

(ii)          Check or wire transfer (denominated in U.S. Dollars);

(iii)        Subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)         Consideration received by the Company under “cashless exercise” procedures acceptable to the Administrator with either affiliated persons or unaffiliated parties that provide financing for the purpose of (or otherwise facilitate) the exercise of Options consistent with Applicable Law;

(v)           Such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vi)          Any combination of the foregoing methods of payment.

(f)          Treatment of Dividend Rights. No cash distribution or dividend equivalent rights will be payable with respect to Options and no adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued with respect to the Option, except as provided in Section 13(a) of the Plan.

9.            Incentive Stock Option Limitations/Terms

(a)         Eligibility.  Only Employees (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or any of its Affiliates may be granted Incentive Stock Options.

(b)         $100,000 Limitation.  Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Affiliates) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)          Effect of Termination of Service on Incentive Stock Options.

(i)         Generally.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Service, other than as a result of circumstances described in Sections 9(c)(ii) and (iii) below, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Service; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the earlier of three months following the date of such Termination of Service or the expiration date of the Option) following Termination of Service during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Service.  To the extent such a period following Termination of Service is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(ii)       Disability of Awardee.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Service as a result of the Awardee’s Total and Permanent Disability, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Service may be exercised by the Awardee until the earlier of (A) one (1) year following Awardee’s Termination of Service as a result of Awardee’s Disability or (B) the expiration of the term of such Option.  If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(iii)        Death of Awardee.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Service as a result of the Awardee’s death, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option.  If an Incentive Stock Option is held by the Awardee when he or she dies, the Incentive Stock Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 15), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Incentive Stock Option under the Awardee’s will or the laws of descent or distribution.  If the Incentive Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(d)         Leave of Absence.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(e)         Transferability.  An Incentive Stock Option cannot be transferred by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee.  If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.  The designation of a beneficiary by an Awardee will not constitute a transfer.

(f)          Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i).

(g)      Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Code Section 422.

10.          Exercise of Option

(a)          Procedure for Exercise; Rights as a Stockholder.

(i)         Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

(ii)         An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

(iii)       Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Unless provided otherwise by the Administrator or pursuant to the Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)        The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.  An Option may not be exercised for a fraction of a Share.

(b)         Effect of Termination of Service on Nonstatutory Stock Options.

(i)        Generally.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Service other than as a result of circumstances described in Sections 10(b)(ii) and (iii) below, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Service; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Service during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Service.  To the extent such a period following Termination of Service is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(ii)      Disability of Awardee.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Service as a result of the Awardee’s Total and Permanent Disability, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Service may be exercised by the Awardee until the earlier of (A) one (1) year following Awardee’s Termination of Service as a result of Awardee’s Disability or (B) the expiration of the term of such Option.  If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(iii)      Death of Awardee.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Service as a result of the Awardee’s death, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option.  If a Nonstatutory Stock Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 15), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Nonstatutory Stock Option under the Awardee’s will or the laws of descent or distribution.  If the Nonstatutory Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(c)          Leave of Absence.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

11.         Stock Awards

(a)        Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Administrator.

(b)      Restrictions and Performance Criteria.  The grant, issuance, retention and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee.

(c)         Forfeiture.  Unless otherwise provided for by the Administrator in accordance with Section 4(b)(x), upon the Awardee’s Termination of Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d)        Rights as a Stockholder.  Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

(e)          Stock Appreciation Rights.

(i)          General.  The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with the Plan and determined by the Administrator.  Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan.  The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement.  Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement, provided that such Stock Appreciation Rights are subject to a vesting schedule of no less than one year.

(ii)         Exercise Price of Stock Appreciation Right.  In the case of a Stock Appreciation Right, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

(iii)      No Stock Appreciation Right Repricing.  Other than in connection with a change in the Company’s capitalization (as described in Section 13(a)), the per share exercise price of a Stock Appreciation Right may not be reduced without stockholder approval.

(iv)        Exercise of Stock Appreciation Right.  Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right.  The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement.  A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant.  A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(v)        Nonassignability of Stock Appreciation Rights.  Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

(vi)        Treatment of Dividend Rights. No cash distribution or dividend equivalent rights will be payable with respect to a Stock Appreciation Right and no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued with respect to the Stock Appreciation Right, except as provided in Section 13(a) of the Plan.

(f)          Stock Units.

(i)         General.  The Administrator may grant an Award of Stock Units to any eligible Participant on such terms as the Administrator may determine in its sole discretion.  Awards of Stock Units may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Administrator in the applicable sub-plan, Plan addendum or Award Agreement under which the Award of Stock Units is made.

(ii)        Terms of Stock Units.  Stock Units shall be documented in the form of a sub-plan, Plan addendum or Award Agreement, which shall contain all provisions regarding:  (A) the number of Stock Units subject to such Award or a formula for determining such number, (B) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Stock Units granted, issued, retainable and/or vested, (C) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Stock Units as may be determined from time to time by the Administrator, (D) the form and timing of any payment earned by virtue of vested Stock Units, (E) the terms and rights of a Participant with respect to Dividend Equivalents (as defined below), and (F) such further terms and conditions, in each case not inconsistent with the Plan, as may be required by Applicable Law, including, without limitation, Code Section 409A, or as may be determined from time to time by the Administrator.

(iii)        Dividend Equivalent Rights.  Subject to the terms of the applicable sub-plan, Plan addendum or Award Agreement under which Stock Units may be granted, a Participant receiving an Award of Stock Units may be entitled to an amount equal to the cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Administrator) with respect to each Share after the date of a Stock Unit Award (a “Dividend Equivalent”) for all Stock Units issued, provided that such amounts shall be accumulated during any period a Stock Unit is not vested and paid at the time vesting occurs.  The Administrator may provide that Dividend Equivalents may be deemed to be reinvested in Shares.  No Dividend Equivalents shall be paid to a Participant with respect to any Stock Units that remain unvested or that are forfeited by the Participant for any reason.

12.         Other Provisions Applicable to Awards

(a)         Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution.  Subject to Section 9(e), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate.  If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)         Compliance with Code Section 409A.   Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Treasury Regulations or Internal Revenue Service interpretive guidance issued under Code Section 409A, whenever issued.  Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes a “deferral of compensation” under Code Section 409A is a “specified employee” (as defined for purposes of Code Section 409A), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined for purposes of Code Section 409A) or, if earlier, the date of the Participant’s death.

13.          Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale

(a)          Changes in Capitalization.  Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award, and (iii) each of the Share limitations set forth in Section 3, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)         Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)          Change in Control.  In the event there is a Change in Control of the Company, the Board or Administrator may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control without the consent of the Participant on such terms and conditions as it deems appropriate, including, without limitation, providing for the cancellation of Awards for a cash payment to the Participant.

14.         Amendment and Termination of the Plan

(a)         Amendment and Termination.  The Board or Administrator may amend, alter or discontinue the Plan, sub-plan, Plan addendum or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.  In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment (or, in the case of (iii), action by the Administrator or the Board) shall be made that would:

(i)          Materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13;

(ii)         Reduce the minimum exercise price at which Options may be granted under the Plan;

(iii)        Result in a repricing of Options or Stock Appreciation Rights by (A) reducing the exercise price of outstanding Options or Stock Appreciation Rights, (B) canceling an outstanding Option or Stock Appreciation Right held by an Awardee and re-granting to the Awardee a new Option or Stock Appreciation Right with a lower exercise price, or (C) cash buyout of an Option or Stock Appreciation Right when the Share price is lower than the exercise price of the Option or Stock Appreciation Right, provided that these limitations shall not apply in connection with a change in the Company’s capitalization pursuant to Section 13; or

(iv)        Change the class of persons eligible to receive Awards under the Plan.

(b)        Effect of Amendment or Termination.  No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B).  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)        Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.  The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate except as such plan otherwise expressly provides.

15.         Designation of Beneficiary

(a)        An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)          Such designation of beneficiary may be changed by the Awardee at any time by written notice.  In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.          No Right to Awards or to Employment

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates.  Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee at any time, with or without cause, and without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

17.          Legal Compliance

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance.

18.         Inability to Obtain Authority

To the extent the Company is unable, or the Administrator deems it not feasible to, obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.         Reservation of Shares

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.          Notice

Any written notice to the Company required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21.          Governing Law; Interpretation of Plan and Awards

(a)          This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(b)         In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)        The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.  Unless the context otherwise requires, references to sections shall be to sections of the Plan.

(d)          The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)      All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion.  In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision.  The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious.  This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f)         Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator, and any such arbitration shall be initiated no later than sixty (60) days after such decision pursuant to the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) in effect at the time.  The arbitration shall be conducted on an individual basis before a single arbitrator and administered pursuant to the AAA Rules at the office of AAA nearest the place of the Participant’s most recent employment with the Company or its Affiliates, unless the parties agree in writing on a different location.  The arbitrator shall be an attorney knowledgeable about employee benefits and compensation chosen from the neutrals within the meaning of the AAA Rules.  Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive.  Each party shall bear its own attorneys’ fees and costs associated with the arbitration, and the costs and expenses of the arbitration shall be borne as provided by the AAA Rules.  The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.  The arbitrator shall not have the power to award punitive or exemplary damages.

(g)        By accepting an Award made under the Plan, each Participant agrees that the Company may recover some or all Awards, recover some or all of the amounts paid with respect to Awards, or recoup some or all of the value thereof by offset from other amounts owed to the Participant by the Company or its Affiliates, at any time during the three (3) calendar years following grant hereunder, if and to the extent the Administrator determines that (i) federal or state law or the listing requirements of the exchange on which the Company’s stock is listed for trading so require, (ii) the performance criteria required for an Award were not met, or not met to the extent necessary to support the amount of an Award that was paid, or (iii) an Award, or any payment thereunder, was based on the achievement of financial results, as reported in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or other report filed with the Securities and Exchange Commission, that were subsequently the subject of a restatement due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws (other than as a result of a change in accounting principles).  The right of recovery under this Section 21(g) shall be subject to any general clawback policy that is or may be adopted by the Company, the terms of which shall be incorporated herein to the extent applicable.

22.         Limitation on Liability

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)       The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)       Tax Consequences.  Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder.  The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant.  In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties.  In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

23.         Unfunded Plan

Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under the Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.